UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015 (September 24, 2015)

HEALTHSTREAM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015, HealthStream, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Michael J. Sousa, one of the named executive officers of the Company. Pursuant to the terms of this Agreement, effective September 24, 2015, Mr. Sousa will serve as the President of the Company’s Provider Solutions business segment (the “Business Unit”), and will continue to serve as a Senior Vice President of the Company.

Pursuant to the terms of the Agreement, Mr. Sousa’s annual base salary will be $270,400 (the “Base Salary”). In addition, the Agreement provides that Mr. Sousa will be eligible to receive an annual cash bonus of up to 40% of his annual Base Salary based on the annual financial performance of the Business Unit in comparison to specified financial performance targets, which may include, among other things, operating income, EBITDA and revenue thresholds. For 2015, Mr. Sousa will be eligible to receive his annual cash bonus of up to 40% of his annual Base Salary based on the operating income of the Business Unit during the fiscal year ending December 31, 2015.

Pursuant to the terms of the Agreement, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the issuance to Mr. Sousa of 25,000 restricted share units of the Company (the “Performance RSUs”). The Performance RSUs will be eligible for vesting in five increments of 15%, 20%, 20%, 20%, and 25%, respectively, on March 15, 2016, 2017, 2018, 2019, and 2020 (the “Vesting Dates”), respectively, according to whether the Business Unit exceeds certain annual financial performance targets (which may include, among other things, operating income, EBITDA and revenue thresholds) as determined by the Committee on an annual basis, subject, in each case, to Mr. Sousa’s continuing employment with the Company as of any such Vesting Date. Pursuant to the terms of the Agreement, the Committee also approved the issuance of 5,000 restricted share units of the Company (the “5-Year Performance RSUs”). The 5-Year Performance RSUs will be eligible for vesting in a single increment on March 15, 2020 according to whether the Business Unit exceeds specified five-year, cumulative financial performance targets for the performance period from January 1, 2015 through December 31, 2019 (which may include, among other things, operating income, EBITDA and revenue thresholds), subject to Mr. Sousa’s continuing employment with the Company as of such vesting date. The Agreement also provides that Mr. Sousa will be eligible to receive time-based equity awards on an annual basis in the same form and on the same terms as other Senior Vice Presidents of the Company as approved by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSTREAM, INC.

By:	/s/ Gerard M. Hayden
Gerard M. Hayden
Chief Financial Officer
September 28, 2015

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